                      PURCHASE AND CONTRIBUTION AGREEMENT


                         Dated as of December 20, 1996


                                    between



                              VANSTAR CORPORATION



                                      and



                              VANSTAR FINANCE CO.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I

                      AGREEMENT TO PURCHASE AND CONTRIBUTE

        1.1.  Agreement to Purchase and Sell . . . . . . . . . . . . . . . .   2
        1.2.  Timing of Purchases. . . . . . . . . . . . . . . . . . . . . .   3
        1.3.  Consideration for Purchases. . . . . . . . . . . . . . . . . .   3
        1.4.  Company Agreement to Make Demand Loans . . . . . . . . . . . .   3
        1.5.  Purchase and Contribution Termination Date . . . . . . . . . .   3
        1.6.  Intention of the Parties . . . . . . . . . . . . . . . . . . .   4


                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

        2.1.  Calculation of Purchase Price. . . . . . . . . . . . . . . . .   4
        2.2.  Definitions and Calculations Related to
               Purchase Discount . . . . . . . . . . . . . . . . . . . . . .   5


                                  ARTICLE III

                         CONTRIBUTION OF RECEIVABLES;
                           PAYMENT OF PURCHASE PRICE

        3.1.  Contribution of Receivables. . . . . . . . . . . . . . . . . .   7
        3.2.  Initial Purchase Price Payment . . . . . . . . . . . . . . . .   8
        3.3.  Subsequent Purchase Price Payments . . . . . . . . . . . . . .   8
        3.4.  Settlement as to Specific Receivables. . . . . . . . . . . . .   8
        3.5.  Reconveyance of Receivables. . . . . . . . . . . . . . . . . .  10


                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

        4.1.  Conditions Precedent to Initial Purchase . . . . . . . . . . .  10
        4.2.  Certification as to Representations and
               Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .  12

                               TABLE OF CONTENTS
                                  (continued)


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ORIGINATOR

        5.1.  Organization, Good Standing and Due
               Qualification . . . . . . . . . . . . . . . . . . . . . . . .  12
        5.2.  Power and Authority; Due Authorization . . . . . . . . . . . .  12
        5.3.  Valid Sale or Contribution; Binding
               Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  12
        5.4.  No Violation . . . . . . . . . . . . . . . . . . . . . . . . .  13
        5.5.  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . .  13
        5.6.  Bulk Sales Act . . . . . . . . . . . . . . . . . . . . . . . .  13
        5.7.  Government Approvals . . . . . . . . . . . . . . . . . . . . .  13
        5.8.  Financial Condition. . . . . . . . . . . . . . . . . . . . . .  13
        5.9.  Quality of Title . . . . . . . . . . . . . . . . . . . . . . .  14
        5.10. Accuracy of Information. . . . . . . . . . . . . . . . . . . .  14
        5.11. Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.12. Trade Names. . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.13. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        5.14. Licenses and Labor Controversies . . . . . . . . . . . . . . .  15
        5.15. Compliance with Applicable Laws. . . . . . . . . . . . . . . .  15
        5.16. Reliance on Separate Legal Identity. . . . . . . . . . . . . .  16
        5.17. Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .  16


                                   ARTICLE VI

                             COVENANTS OF ORIGINATOR

        6.1.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . .  16
        6.2.  Reporting Requirements . . . . . . . . . . . . . . . . . . . .  18
        6.3.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . .  19


                                  ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

                               TABLE OF CONTENTS
                                  (continued)

        7.1.   Rights of the Company . . . . . . . . . . . . . . . . . . . .  20
        7.2.   Responsibilities of Originator. . . . . . . . . . . . . . . .  20
        7.3.   Further Action Evidencing Purchases . . . . . . . . . . . . .  21
        7.4.   Application of Collections. . . . . . . . . . . . . . . . . .  22


                                 ARTICLE VIII

                  PURCHASE AND CONTRIBUTION TERMINATION EVENTS

        8.1.   Purchase and Contribution Termination
                Events . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
        8.2.   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .  23


                                   ARTICLE IX

                                 INDEMNIFICATION

        9.1.   Indemnities by Originator . . . . . . . . . . . . . . . . . .  24


                                   ARTICLE X

                                 MISCELLANEOUS

        10.1.  Amendments, etc . . . . . . . . . . . . . . . . . . . . . . .  26
        10.2.  Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . .  26
        10.3.  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . .  26
        10.4.  Binding Effect; Assignability . . . . . . . . . . . . . . . .  26
        10.5.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  27
        10.6.  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . .  27
        10.7.  Submission to Jurisdiction. . . . . . . . . . . . . . . . . .  27
        10.8.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .  28
        10.9.  Captions and Cross References;
                Incorporation by Reference . . . . . . . . . . . . . . . . .  28
        10.10. Execution in Counterparts . . . . . . . . . . . . . . . . . .  28
        10.11. Acknowledgment and Agreement. . . . . . . . . . . . . . . . .  28

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----
                                   SCHEDULES

SCHEDULE 5.13  Office Locations

SCHEDULE 5.14  Trade Names


                                   EXHIBITS

EXHIBIT A      Form of Purchase Report

EXHIBIT B      Form of Company Note

EXHIBIT C      Form of Opinion of Originator's Counsel

EXHIBIT D      Form of Originator Note

                      PURCHASE AND CONTRIBUTION AGREEMENT


     THIS PURCHASE AND CONTRIBUTION AGREEMENT (as amended, supplemented or modified from time to time, this "AGREEMENT"), dated as of December 20, 1996, is between VANSTAR CORPORATION, a Delaware corporation ("ORIGINATOR"), as seller and contributor, and VANSTAR FINANCE CO., a Delaware corporation (the "COMPANY"), as purchaser and contributee.


                                  DEFINITIONS

     Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I to the Receivables Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "RECEIVABLES PURCHASE AGREEMENT"), among the Company, Originator, as initial Servicer, POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, as purchaser (together with its successors and assigns, the "PURCHASER"), and NESBITT BURNS SECURITIES, INC., as agent for Purchaser (together with its successors and assigns, the "AGENT").


                                  BACKGROUND

     1. The Company is a special purpose corporation, all of the capital stock of which is wholly-owned by Originator.

     2. On the Closing Date, Originator is transferring certain Pool Receivables and Related Rights to the Company as a contribution to the Company in return for 100 shares of the common stock of the Company.

     3. In order to finance its business, Originator wishes to sell certain Pool Receivables and Related Rights from time to time to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase such Pool Receivables and Related Rights from Originator.

     4. The Company intends to sell to Purchaser an undivided variable percentage interest in its Pool Receivables and Related Rights pursuant to the Receivables Purchase Agreement in order to finance its purchases of certain Pool Receivables and Related Rights hereunder.

     5. Originator and the Company understand that Pool Receivables sold or contributed to the Company hereunder shall not include Excluded Receivables.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                     AGREEMENT TO PURCHASE AND CONTRIBUTE

     1.1. AGREEMENT TO PURCHASE AND SELL. On the terms and subject to the conditions set forth in this Agreement (including ARTICLE IV), and in consideration of the Purchase Price, Originator agrees to sell to the Company, and does hereby sell to the Company, and the Company agrees to purchase from Originator, and does hereby purchase from Originator, all of Originator's right, title and interest in and to:

     (a) each Pool Receivable of Originator that existed and was owing to Originator as of the close of Originator's business on December 20, 1996 (the "CLOSING DATE") (other than the Pool Receivables and Related Rights contributed by Originator to the Company pursuant to Section 3.1 (the "CONTRIBUTED RECEIVABLES"));

     (b) each Pool Receivable created or originated by Originator from the close of Originator's business on the Closing Date to and including the Purchase and Contribution Termination Date;

     (c)  all rights to, but not the obligations under, all Related Security;

     (d)  all monies due or to become due with respect to any of the foregoing;

     (e)  all books and records related to any of the foregoing; and

     (f) all proceeds thereof (as defined in the UCC) received on or after the date hereof including, without limitation, all funds which either are received by Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Pool Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments, if any, that Originator or the Servicer (if other than Originator) applies in the ordinary course of its business to amounts owed in respect of any Pool Receivable).

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of Originator, in its capacity as seller and contributor, set forth in each Transaction Document. The Company's foregoing commitment to purchase such Pool Receivables and the proceeds and rights described in SUBSECTIONS (C) through (F) of this SECTION 1.1 (collectively, the "RELATED RIGHTS") is herein called the "PURCHASE FACILITY."

     1.2. TIMING OF PURCHASES.

     (a) CLOSING DATE PURCHASES. Originator's entire right, title and interest in (i) each Pool Receivable that existed and was owing to Originator as of the close of Originator's business on the Closing Date, (other than Contributed Receivables), (ii) all Related Rights with respect thereto shall be deemed to have been sold to the Company on the Closing Date.

     (b) REGULAR PURCHASES. After the Closing Date, each Pool Receivable created or originated by Originator and described in SECTION 1.1(B) hereof and all Related Rights shall be purchased and owned by the Company (without any further action) upon the creation or origination of such Pool Receivable.

     1.3. CONSIDERATION FOR PURCHASES. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to Originator, and to reflect all contributions, in accordance with ARTICLE III.

     1.4. COMPANY AGREEMENT TO MAKE DEMAND LOANS. On the terms and subject to the conditions set forth in this Agreement and in the Receivables Purchase Agreement, the Company agrees to make demand loans (each such loan being herein called an "ORIGINATOR LOAN") to Vanstar prior to the Purchase and Contribution Termination Date in such amounts as Vanstar may request from time to time; PROVIDED, HOWEVER, that:

     (a) the Originator Loans made to Vanstar shall be evidenced by a demand promissory note in the form of EXHIBIT D to this Agreement issued by Vanstar to the order of the Company (such demand promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time in accordance with the Transaction Documents, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being called the "ORIGINATOR NOTE");

     (b) no Originator Loan shall be made to Vanstar to the extent that the making of such Originator Loan would violate CLAUSE (O) of EXHIBIT IV to the Receivables Purchase Agreement.

     1.5. PURCHASE AND CONTRIBUTION TERMINATION DATE. The "PURCHASE AND CONTRIBUTION TERMINATION DATE" shall be the Final Payout Date; or, if earlier, the day following the Termination Date when a Termination Event under CLAUSE (N) of EXHIBIT V of the Receivables Purchase Agreement shall have occurred and be continuing.

     As used herein, "PAYMENT DATE" means (i) the Closing Date and (ii) each Business Day thereafter that Originator is open for business.

     1.6. INTENTION OF THE PARTIES. It is the express intent of the parties hereto that the transfers of the Pool Receivables (other than Contributed Receivables) and Related Rights by the Originator to the Company, as contemplated by this Agreement be, and be treated as, sales and not as secured loans secured by the Pool Receivables and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, Originator hereby grants to the Company a first priority security interest in all of Originator's right, title and interest in and to the Pool Receivables and the Related Rights now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of Originator's obligations hereunder.


                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

     2.1. CALCULATION OF PURCHASE PRICE. On each Servicer Report Date, the Servicer shall deliver to the Company, the Agent and Originator (if the Servicer is other than Originator) a report in substantially the form of EXHIBIT A (each such report being herein called a "PURCHASE REPORT") with respect to the matters set forth therein and the Company's purchases of Pool Receivables from Originator

     (a) that are to be made on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date), or

     (b) that were made during the period covered by the Servicer Report required to be delivered on such Servicer Report Date to (but not including) such Servicer Report Date (in the case of each subsequent Purchase Report).

The "PURCHASE PRICE" (to be paid to Originator in accordance with the terms of ARTICLE III) for the Pool Receivables and the Related Rights that are purchased on any Business Day hereunder shall be determined in accordance with the following formula:

     PP   =    OB - PD

     WHERE:

     PP   =    Purchase Price for each Pool Receivable as calculated on the relevant Business Day.

     OB   =    the Outstanding Balance of such Pool Receivable.

     PD   =    The Purchase Discount as measured on such Business Day pursuant to SECTION 2.2.

     2.2. DEFINITIONS AND CALCULATIONS RELATED TO PURCHASE DISCOUNT.

          (a) PURCHASE DISCOUNT. "PURCHASE DISCOUNT" for the Pool Receivables and Related Assets that were purchased from Originator on each Business Day shall be determined in accordance with the following formula:

     PD   =    OB x (WALD + FD)

     WHERE:

     PD   =    the Purchase Discount as measured on such Business Day

     OB, in respect of Originator, has the meaning set forth in SECTION 2.1;

     WALD = the Weighted Average Loss Discount as measured on such Business Day, as determined pursuant to PARAGRAPH (b) below; and

     FD   =    the Funding Discount as measured on such Business Day, as
               determined pursuant to PARAGRAPH (c) below.

     (b) WEIGHTED AVERAGE LOSS DISCOUNT. "WEIGHTED AVERAGE LOSS DISCOUNT" as measured on any Business Day means the Weighted Average Loss Discount over the last three calendar months ending on the last day of the calendar month ended immediately preceding such Business Day calculated as the QUOTIENT of

          (i) the SUM of (A) a rate equal to three times the Loss-to-Liquidation Ratio for the most recent calendar month, PLUS (B) a rate equal to two times the Loss-to-Liquidation Ratio for the second most recent calendar month, PLUS, (C) a rate equal to the actual Loss-to-Liquidation Ratio for the third most recent calendar month, DIVIDED by

          (ii) six.

     "LOSS TO LIQUIDATION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables originated by Originator that were charged-off as uncollectible during the most recent calendar month then ended by
(ii) the aggregate Collections (other than deemed Collections) received by the Company or Originator during such month.

     (c) Funding Discount. "Funding Discount" as measured on any Business Day means a percentage determined in accordance with the following formula:

     FD   =    (OTD/360) x FR

     WHERE:

     FD   =    the Funding Discount as measured on such Business Day;

     OTD  =    the "ORIGINATOR TURNOVER DAYS" for Originator, which shall be equal to the PRODUCT of (x) the QUOTIENT of (i) the aggregate
               Outstanding Balance of Pool Receivables originated by Originator as of the last day of the calendar month which occurs two months prior to the month in which such Business Day occurs, DIVIDED by
               (ii) the aggregate amount of the Collections received during the month ending on the last day of the calendar month ended immediately preceding such Business Day on Pool Receivables originated by Originator, MULTIPLIED by (y) the number of days in the month ending on the last day of the most recently ended calendar month; and

     FR   =    the Funding Rate as measured on such Business Day, as determined pursuant to PARAGRAPH (d) below, or, in the case of the initial purchase, a Funding Rate equal to 5.85% per annum

     (d) FUNDING RATE. "FUNDING RATE" as measured on any Business Day means a per annum percentage rate determined in accordance with the following formula:

     FR   =    0.02% + DRP + SFP + EXP

     WHERE:

     FR   =    the Funding Rate as measured on such Business Day;

     DRP  =    the "DISCOUNT RATE PERCENTAGE", which shall be equal to a
               fraction (expressed as a percentage) (x) the NUMERATOR of which is the SUM of the PRODUCTS obtained by MULTIPLYING (A) each CP
               Rate or Bank Rate applicable to each Portion of Investment outstanding as of such Business Day, TIMES (B) the amount of the Portion of Investment to which such CP Rate or Bank Rate applied on such day, and (y) the DENOMINATOR of which is the aggregate outstanding amount of Investment on such day;

     SFP  =    the "SERVICER'S FEE PERCENTAGE", which shall be equal to the per annum percentage rate contemplated by the definition of Servicing
               Fee; and

     EXP  =    the amount, expressed as a per annum percentage rate, of any fees, costs and expenses incurred by the Company on such Business
               Day (and not accounted for in the Discount Rate Percentage), including without limitation reserve costs, tax payments and indemnity obligations of the Company for which the Company is not indemnified pursuant to this Agreement; PROVIDED, HOWEVER, that, for purposes of minimizing fluctuations in the rate calculated as the Funding Rate, the Servicer may allocate and spread any unscheduled or unaccruable costs and expenses of the Company over several months at the Servicer's reasonable discretion, subject to the requirement that such allocation be reasonably calculated to allow the Company to recover such costs and expenses over a reasonable period of time.

                                   ARTICLE III

                          CONTRIBUTION OF RECEIVABLES;
                            PAYMENT OF PURCHASE PRICE

     3.1. CONTRIBUTION OF RECEIVABLES. On the Closing Date, Originator shall, and hereby does, contribute to the capital of the Company, Pool Receivables and Related Rights with respect thereto consisting of each Pool Receivable of Originator that existed and was owing to Originator on the Closing Date, beginning with the oldest of such Pool Receivables and continuing chronologically thereafter, and all or an undivided interest in the most recent of such contributed Pool Receivables such that the aggregate Outstanding Balance of all such contributed Pool Receivables shall be equal to $30,000,000.

     3.2. INITIAL PURCHASE PRICE PAYMENT. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to Originator the Purchase Price for the purchase of Pool Receivables to be made on the Closing Date, partially in cash in the amount of the proceeds of the Purchase made by the Purchaser on the Closing Date under the Receivables Purchase Agreement, and partially by issuing a promissory note in the form of EXHIBIT B to Originator with an initial principal balance equal to the remaining Purchase Price (as such promissory note may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called the "COMPANY NOTE").

     3.3. SUBSEQUENT PURCHASE PRICE PAYMENTS. On each Business Day falling after the Closing Date and on or prior to the Purchase and Contribution Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to Originator the Purchase Price for the Pool Receivables sold by Originator to the Company on such Business Day in cash, to the extent provided under SECTION 1.2 of the Receivables Purchase Agreement, SECOND, to the extent any of such Purchase Price remains unpaid, the principal amount outstanding under the Originator Note shall be reduced and deemed paid in an amount equal to such remaining Purchase Price, until such outstanding principal amount is reduced to zero, and THIRD, to the extent any portion of the

Purchase Price remains unpaid such remaining portion of such Purchase Price shall be paid by means of an automatic increase to the outstanding principal amount of the Company Note.

     Servicer shall make all appropriate record keeping entries with respect to the Company Note or otherwise to reflect the foregoing payments and adjustments pursuant to SECTION 3.4, and Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the Company Note at any time. Furthermore, Servicer shall hold the Company Note for the benefit of Originator, and all payments under the Company Note shall be made to Originator. Originator hereby irrevocably authorizes Servicer to mark the Company Note "CANCELLED" and to return the Company Note to the Company upon the final payment thereof after the occurrence of the Purchase and Contribution Termination Date.

     3.4.  SETTLEMENT AS TO SPECIFIC RECEIVABLES AND DILUTION.

     (a) If on the day of purchase or contribution of any Pool Receivable from Originator hereunder, any of the representations or warranties set forth in
SECTION 5.4 or 5.11 is not true with respect to such Pool Receivable or as a result of any action or inaction of Originator, on any day any of the representations or warranties set forth in SECTION 5.4 or 5.11 is no longer true with respect to such a Pool Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Outstanding Balance of such Pool Receivable (the "CONTRIBUTED VALUE")) with respect to such Receivables shall be reduced by an amount equal to the Outstanding Balance of such Pool Receivable and shall be accounted to Originator as provided in SUBSECTION (c) below; PROVIDED, that if the Company thereafter receives payment on account of Collections due with respect to such Pool Receivable, the Company promptly shall deliver such funds to Originator.

     (b) If, on any day, the Outstanding Balance of any Pool Receivable (including any Contributed Receivable) purchased (or contributed) hereunder is reduced or adjusted as a result of any defective, rejected, or returned goods or services, or any discount or other adjustment made by Originator, Company or Servicer or any setoff or dispute between the Seller, Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of Originator), then the Purchase Price or the Contributed Value, as the case may be, with respect to such Pool Receivable shall be reduced by the amount of such net reduction and shall be accounted to Originator as provided in SUBSECTION (c) below.

     (c) Any reduction in the Purchase Price (or Contributed Value) of any Pool Receivable pursuant to SUBSECTION (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Pool Receivables subsequently purchased by the Company from Originator hereunder; PROVIDED, HOWEVER if there have been no purchases of Pool Receivables (or insufficiently large purchases of Pool Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit

          (i) shall be paid in cash to the Company by Originator in the manner and for application as described in the following proviso, or

          (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note, to the extent that such payment is permitted under CLAUSE (o) of EXHIBIT IV of the Receivables Purchase Agreement;

PROVIDED, FURTHER, that at any time (y) when a Termination Event or Unmatured Termination Event exists or (z) on or after the Purchase and Contribution Termination Date, the amount of any such credit shall be paid by Originator to the Company by deposit in immediately available funds into the Collection Account for application by Servicer to the same extent as if Collections of the applicable Pool Receivable in such amount had actually been received on such date.

     (d) Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Pool Receivables previously generated by Originator (including the Contributed Receivables), a calculation of the aggregate reductions described in SUBSECTION (a) or (b) relating to such Pool Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Company (or, for such period prior to the Closing Date, the books of Originator).

     3.5. RECONVEYANCE OF RECEIVABLES. In the event that Originator has paid to the Company the full Outstanding Balance of any Pool Receivable pursuant to
SECTION 3.4, the Company shall reconvey such Pool Receivable to Originator, without representation or warranty, but free and clear of all liens created by the Company.


                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

     4.1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase hereunder is subject to the condition precedent that the Company shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form, substance and date satisfactory to the Company:

     (a) A counterpart of this Agreement and the other Transaction Documents duly executed by the parties hereto and thereto, together with each of the closing documents required to be delivered under any Transaction Document;

     (b) Certified copies of (i) the resolutions of the Board of Directors of each of the Company and Originator authorizing the execution, delivery, and performance by the Company and Originator of this Agreement and the other Transaction Documents to which it is a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Company and Originator;

     (c) A certificate of the Secretary or Assistant Secretary of each of the Company and Originator certifying the names and true signatures of the officers of the Company and Originator authorized to sign this Agreement and the other Transaction Documents to which it is a party. Until the Company and the Servicer (if not the Originator) receives a subsequent incumbency certificate from Originator, in form and substance satisfactory to the Company (and the Servicer), the Company and the Servicer shall be entitled to rely on the last such certificate delivered to it by Originator;

     (d) Copies of the proper financing statements (Form UCC-1) that have been duly executed and name Originator as the assignor and the Company as the assignee (and Purchaser as assignee of the Company) of the Pool Receivables generated by Originator and Related Rights or other, similar instruments or documents, as may be necessary or, in Servicer's or the Agent's opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Company's ownership interest in all Pool Receivables and Related Rights in which an ownership interest may be assigned to it hereunder;

     (e) Completed UCC requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in SUBSECTION (d) above and all other effective financing statements filed in the jurisdictions referred to in SUBSECTION (d) above that name the Company or any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Pool Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Servicer and the Agent may request, showing no such liens on any of the Pool Receivables, Contracts or Related Security;

     (f) Favorable opinions of Arter & Hadden, special counsel to Originator, in the form of EXHIBIT C;

     (g) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company's satisfaction; and

     (h) A certificate from an officer of Originator to the effect that Servicer and Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the following legend (or the substantive equivalent thereof): "THE POOL RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO VANSTAR FINANCE CO. PURSUANT TO A PURCHASE AND CONTRIBUTION AGREEMENT, DATED AS OF DECEMBER 20, 1996, BETWEEN VANSTAR FINANCE

CO. AND VANSTAR CORPORATION; AND AN INTEREST IN THE POOL RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 20, 1996, AMONG VANSTAR CORPORATION, VANSTAR FINANCE CO., POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, AND NESBITT BURNS SECURITIES, INC., AS AGENT."

     4.2. CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES. Originator, by accepting the Purchase Price related to each purchase of Pool Receivables (and Related Rights) shall be deemed to have certified that the representations and warranties contained in ARTICLE V are true and correct on and as of such day, with the same effect as though made on and as of such day.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ORIGINATOR

     In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, Originator, in its capacity as seller under this Agreement, hereby makes the representations and warranties set forth in this ARTICLE V.

     5.1. ORGANIZATION, GOOD STANDING AND DUE QUALIFICATION. Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified and where the failure to so qualify would be reasonably expected to have a Material Adverse Effect.

     5.2. POWER AND AUTHORITY; DUE AUTHORIZATION. Originator has (a) all necessary corporate power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party, as seller, and (ii) to generate, own, sell, contribute and assign Pool Receivables and Related Rights on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.

     5.3. VALID SALE OR CONTRIBUTION; BINDING OBLIGATIONS. Each sale or contribution, as the case may be, of Pool Receivables and Related Rights made by Originator pursuant to this Agreement shall constitute a valid sale or contribution, as the case may be, transfer, and assignment thereof to the Company, enforceable against creditors of, and purchasers from, Originator; and this Agreement constitutes, and each other Transaction Document to be signed by Originator, as seller, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of Originator, enforceable in accordance with its terms; except in each case as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     5.4. NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Originator is a party as seller, and the fulfillment of the terms hereof or thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) Originator's certificate of incorporation or by-laws, or (ii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

     5.5. PROCEEDINGS. There is no litigation or, to Originator's knowledge, any proceeding or investigation pending before any Governmental Authority (a) asserting the invalidity of any Transaction Document to which Originator is a party as seller, (b) seeking to prevent the sale or contribution of Pool Receivables and Related Rights to the Company or the consummation of any of the other transactions contemplated by any Transaction Document to which Originator is a party as seller, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

     5.6. BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     5.7. GOVERNMENT APPROVALS. Except for (x) the filing of the UCC financing statements referred to in ARTICLE IV, all of which, at the time required in
ARTICLE IV, shall have been duly made and shall be in full force and effect, and
(y) in respect of enforceability against (1) a Federal Obligor, any filings required under the Assignment of Claims Act and (2) a Local Government Obligor, any filings required by any applicable state or local Governmental Authority no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for Originator's due execution, delivery and performance of any Transaction Document to which it is a party, as seller.

     5.8.  FINANCIAL CONDITION.

     (a) On the date hereof, and on the date of each sale of Pool Receivables by Originator to the Company (both before and after giving effect to such sale), Originator shall be Solvent.

     (b) The consolidated balance sheets of Originator and its consolidated subsidiaries as at April 30, 1996, a copy of which has been furnished to the Company, fairly presents the financial condition of Originator and its subsidiaries, as at such date, the consolidated balance sheets of Originator and its subsidiaries as at July 31, 1996, a copy of which has been delivered to the Company, fairly presents the financial condition of Originator and its subsidiaries as at such date, and since April 30, 1996 there has been no change in the ability of Originator to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents which would be reasonably expected to have a Material Adverse Effect.

     5.9.  QUALITY OF TITLE.

     (a) Each Pool Receivable (together with the Related Rights) which is to be sold or contributed to the Company hereunder is or shall be owned by Originator, free and clear of any Adverse Claim (other than any Permitted IBMCC Claim or any Permitted Inventory Claim which, in either case, is automatically and irrevocably released upon any transfer hereunder). Whenever the Company makes a purchase, or accepts a contribution, hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Pool Receivables generated by Originator and all Collections related thereto, and in Originator's entire right, title and interest in and to the other Related Rights with respect thereto.

     (b) No effective financing statement or other instrument similar in effect covering any Pool Receivable generated by Originator or any right related to any such Pool Receivable is on file in any recording office except such as may be filed in favor of the Company or Originator, as the case may be, in accordance with this Agreement or in favor of the Purchaser in accordance with the Receivables Purchase Agreement.

     5.10. ACCURACY OF INFORMATION. Each report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by Originator to the Company, the Purchaser or the Agent in connection with this Agreement or any Transaction Document is or will be accurate in all material respects as of its date or (except as otherwise disclosed at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     5.11. OFFICES. Originator's principal place of business and chief executive office is located at the address set forth under Originator's signature hereto, and the offices where Originator keeps all its books, records and documents evidencing the Pool Receivables, the related Contracts and all other agreements related to such Pool Receivables are located at the addresses specified on SCHEDULE 5.13 (or at such other locations, notified to Servicer (if other than Originator) and the Agent in accordance with SECTION

6.1(f), in jurisdictions where all action required by SECTION 7.3 has been taken and completed).

     5.12. TRADE NAMES. Except as disclosed on SCHEDULE 5.14, Originator does not use any trade name other than its actual corporate name. From and after the date that fell five (5) years before the date hereof, Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has Originator been the subject of any merger or other corporate reorganization except as disclosed on SCHEDULE 5.14.

     5.13. TAXES. Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     5.14.  LICENSES AND LABOR CONTROVERSIES.

     (a) Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably expected to have a Material Adverse Effect; and

     (b) There are no labor controversies pending against Originator that have had (or are reasonably likely to have) a Material Adverse Effect.

     5.15. COMPLIANCE WITH APPLICABLE LAWS. Originator is in compliance, in all material respects, with the requirements of (i) all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Pool Receivables and related Contracts) (excluding with respect to environmental matters which are covered by CLAUSE (ii)), and (ii) to the best of its knowledge, all applicable environmental laws, rules, regulations and orders of all governmental authorities.

     5.16. RELIANCE ON SEPARATE LEGAL IDENTITY. Originator is aware that Purchaser and the Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from Originator.

     5.17. PURCHASE PRICE. The purchase price payable by the Company to the Originator hereunder is intended by the Originator and Company to be consistent with the terms that would be obtained in an arm's length sale. The Servicer's Fee payable to the Originator is intended to be consistent with terms that would be obtained in an arm's length servicing arrangement.


                                   ARTICLE VI

                             COVENANTS OF ORIGINATOR

     6.1. AFFIRMATIVE COVENANTS. From the date hereof until the first day following the Final Payout Date, Originator will, unless the Company and the Agent shall otherwise consent in writing:

     (a) COMPLIANCE WITH LAWS, ETC. Comply in with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables generated by it and the related Contracts and other agreements related thereto except to the extent that the failure so to comply with such laws, rules, regulations and orders would not be reasonably expected to have a Material Adverse Effect.

     (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

     (c) RECEIVABLES REVIEW. (i) At any time and from time to time (but not more than three audits during any calendar year during the term of this Agreement and so long as no Termination Event has occurred and is continuing shall be paid for by Seller) during regular business hours, upon reasonable prior notice, permit the Company and/or the Agent, or their respective agents or representatives, (A) to examine, to audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Originator relating to the Pool Receivables and Related Rights, including, without limitation, the Contracts and other agreements related thereto, and (B) to visit Originator's offices and properties for the purpose of examining such materials described in the foregoing CLAUSE (A) and discussing matters relating to the Pool Receivables and Related Rights or Originator's performance hereunder with any of the officers or employees of Originator having knowledge of such matters; and (ii) without limiting the provisions of CLAUSE (i) next above, from time to time on request of the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct a review of its books and records with respect to the Pool Receivables and Related Rights.

     (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain an ability to recreate records evidencing the Pool Receivables in the event of the destruction of the originals thereof.

     (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. Originator shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract except to the extent that all such failures to comply therewith would not be reasonably expected to have a Material Adverse Effect.

     (f) LOCATION OF RECORDS. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Pool Receivables and Related Rights, at the address(es) referred to in SCHEDULE 5.13 or, upon 60 days' prior written notice to the Company and the Agent, at such other locations in jurisdictions where all action required by
SECTION 7.3 shall have been taken and completed.

     (g) SEPARATE CORPORATE EXISTENCE OF THE COMPANY. Take such actions as shall be required in order that:

          (i) the Company's operating expenses (other than certain organization expenses and fees and expenses incurred in connection with the preparation, negotiation and delivery of the Transaction Documents) will not be paid by Originator;

          (ii) the Company's books and records will be maintained separately from those of Originator;

          (iii) all financial statements of Originator that are consolidated to include the Company will contain detailed notes clearly stating that (A) all of the Company's assets are owned by the Company, and (B) the Company is a separate entity with creditors who have received interests in the Company's assets;

          (iv) Originator will strictly observe corporate formalities in its dealing with the Company;

          (v) Originator shall not commingle its funds with any funds of the Company;

          (vi) Originator will maintain arm's length relationships with the Company, and Originator will be compensated at market rates for any services it renders or otherwise furnishes to the Company; and

          (vii) Originator will not be, and will not hold itself out to be, responsible for the debts of the Company or the decisions or actions in respect of the daily business and affairs of the Company (other than with respect to such decisions or actions of the Originator in its capacity as Servicer).

     (h) RECEIPT OF COLLECTIONS. Originator shall promptly remit to the applicable post office box related to the Lock-Box Accounts (or cause to be deposited directly to such Lock-Box Accounts) all Collections received by Originator.

     6.2. REPORTING REQUIREMENTS. From the date hereof until the first day following the Purchase and Contribution Termination Date,

Originator shall, unless the Agent and the Company shall otherwise consent in writing, furnish to the Company and the Agent:

     (a) PROCEEDINGS. Promptly after Originator has knowledge thereof, written notice to the Company and the Agent of (a) litigation, investigation or proceeding which may exist at any time Originator, on the one hand, and any Governmental Authority which, if not cured or if adversely determined, as the case may be, would be reasonably expected to have a Material Adverse Effect or,
(b) litigation or proceeding adversely affecting Originator in which the amount involved is $100,000 or more and not covered by insurance or for which adequate reserves are not maintained on the financial statements of such Person or the consolidated balance sheet of Vanstar or in which injunctive or similar relief is sought or (c) litigation or proceeding relating to any Transaction Document;

     (b) OTHER. Promptly, from time to time, such other information, documents, records or reports respecting the Pool Receivables, the Related Rights or Originator's performance hereunder that the Company or the Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchaser, the Agent or any other Affected Party under or as contemplated by the Transaction Documents.

     6.3. NEGATIVE COVENANTS. From the date hereof until the date following the Final Payout Date, Originator agrees that, unless the Agent and the Company shall otherwise consent in writing, it shall not:

     (a) SALES, LIENS, ETC. Except as otherwise provided herein or in any other Transaction Document, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Company Note (other than any Permitted IBMCC Claim), the Originator Note, any Pool Receivable or related Contract, Collections or Related Security, or any interest therein, or assign any right to receive income in respect thereof, or (ii) create or suffer to exist any Adverse Claim (other than any Permitted IBMCC Claim or Permitted Inventory Claim which, in either case, is automatically and irrevocably released upon any transfer hereunder) upon or with respect to any proceeds of its inventory.

     (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in SECTION 4.2(a) of the Receivables Purchase Agreement or in accordance with the Credit and Collection Policy, extend, amend or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

     (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any material change in the character of its business or in the Credit and Collection Policy that would (i) adversely affect the collectibility of the Receivables Pool, (ii) create a material defense to the payment of any Pool Receivable in the Receivables Pool or (iii) adversely affect the credit criteria used in approving customers that are potential Obligors of Product Business Receivables. Originator shall not make any other change in the Credit and Collection Policy without the prior written consent of the Agent if such change would be reasonably expected to have a Material Adverse Effect.

     (d) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES OR CHATTEL PAPER. Take any action to cause or permit any Pool Receivable generated by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable
UCC) unless such "instrument" or "chattel paper" shall be delivered to the Company (which in turn shall deliver the same to the Purchaser (or the Agent on its behalf)).

     (e) MERGERS, ACQUISITIONS, SALES, ETC. Merge or consolidate with another Person (except pursuant to a merger or consolidation involving Originator where Originator is the surviving corporation), or convey, transfer, lease or otherwise dispose of (whether in one or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), other than pursuant to this Agreement.

     (f) LOCK-BOX BANKS. Make any changes in its instructions to Obligors regarding Collections or add or terminate any Lock-Box Bank unless the requirements of CLAUSE (i) of EXHIBIT IV of the Receivables Purchase Agreement have been met.

     (g) ACCOUNTING FOR PURCHASES. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Pool Receivables and Related Security by Originator to the Company.

     (h) TRANSACTION DOCUMENTS. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Documents.

     (i) USE OF PROCEEDS. Use any proceeds of any sale hereunder (x) in connection with any hostile tender offer or (y) for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations G or U of the Federal Reserve Board.


                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

     7.1. RIGHTS OF THE COMPANY. Originator hereby authorizes the Company and the Servicer (if other than Originator) or their respective designees to take any and all steps in Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Pool Receivables and Related Rights, including, without limitation, endorsing Originator's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

     7.2. RESPONSIBILITIES OF ORIGINATOR. Anything herein to the contrary notwithstanding:

     (a) Originator agrees to direct, and hereby grants to each of the Company and the Agent (to the extent permitted in the Receivables Purchase Agreement) the authority to direct, all Obligors to make payments of Pool Receivables directly to a Lock-Box Account at a Lock-Box Bank. Originator further agrees to transfer any Collections that it receives directly to Servicer (for deposit to such a Lock-Box Account) within two Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company.

     (b) Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve Originator from such obligations.

     (c) None of the Company, Servicer (if other than the Originator), Purchaser or the Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall the Company, Servicer (if other than the Originator), Purchaser or the Agent be obligated to perform any of the obligations of Originator thereunder.

     (d) Originator hereby grants to Servicer (if other than Originator) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Originator or transmitted or received by the Company (whether or not from Originator) in connection with any Pool Receivable or Related Right.

     7.3. FURTHER ACTION EVIDENCING PURCHASES. Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company or Servicer may reasonably request in order to perfect, protect or more fully evidence the Pool Receivables (and the Related Rights) purchased by, or contributed to, the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, Originator will:

     (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

     (b) mark the summary master control data processing records with the legend set forth in SECTION 4.1(i).

Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables (and the Related Rights) now existing or hereafter generated by Originator. If Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by Originator as provided in SECTION 10.6.

     7.4. APPLICATION OF COLLECTIONS. Any payment by an Obligor in respect of any indebtedness owed by it to Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company or the Agent, be applied FIRST, as a Collection of any Pool Receivables of such Obligor, in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables, and SECOND, to any other indebtedness of such Obligor.


                                  ARTICLE VIII

                  PURCHASE AND CONTRIBUTION TERMINATION EVENTS

     8.1. PURCHASE AND CONTRIBUTION TERMINATION EVENTS. Each of the following events or occurrences described in this SECTION 8.1 shall constitute a "PURCHASE AND CONTRIBUTION TERMINATION EVENT":

     (a) The Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or

     (b) Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two Business Days; or

     (c) Any representation or warranty made or deemed to be made by Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made; or

     (d) Originator shall fail to perform or observe in any material respect any agreement contained in any of SECTIONS 6.1(g) or 6.3; or

     (e) Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after the earlier of (x) the date on which Originator shall have knowledge thereof and (y) notice thereof shall have been given by Servicer, the Agent or the Company to Originator; or

     (f) The Originator or any of its subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the instrument, mortgage, indenture or other agreement relating to such Debt; or any other event shall occur or condition shall exist under any instrument, mortgage, indenture or other agreement relating to any such Debt and shall continue after the applicable grace period, if any, specified in such instrument, mortgage, indenture or other agreement, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid, redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made in each case prior to the stated maturity thereof (other than by a regularly scheduled required payment or in connection with sales of assets or the issuance of Debt or other securities, if the instrument, mortgage, indenture or other agreement relative to such Debt requires the prepayment, redemption, purchase or defeasance of such Debt in connection with such sale or issuance and the proceeds from such sale or issuance are used to prepay, redeem, purchase or defease such Debt in accordance with its terms); or

     (g)  The Internal Revenue Service shall file notice of a lien pursuant to
Section 6373 of the Internal Revenue Code with regard to any of assets of Originator and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Originator; or

     (h) A Termination Event under the Receivables Purchase Agreement shall have occurred.

     8.2.  REMEDIES.

          (i) OPTIONAL TERMINATION. Upon the occurrence of a Purchase and Contribution Termination Event, the Company (and not Servicer) shall have the option by notice to Originator (with a copy to the Agent) to declare the Purchase and Contribution Termination Date to have occurred.

          (ii) REMEDIES CUMULATIVE. Upon any termination of the Facility pursuant to this SECTION 8.2, the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of the Purchase and Contribution Termination Date shall not deny the Company any remedy in addition to termination of the Purchase Facility to which the Company may be otherwise appropriately entitled, whether at law or equity.


                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1. INDEMNITIES BY ORIGINATOR. Without limiting any other rights which the Company may have hereunder or under applicable law, Originator hereby agrees to indemnify the Company and each of its assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "PCA INDEMNIFIED PARTY"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "PURCHASE AND CONTRIBUTION INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of the following:

     (a) the transfer by Originator of an interest in any Pool Receivable or Related Right to any Person other than the Company;

     (b) the breach of any representation or warranty made by Originator under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by Originator pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made;

     (c) the failure by Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

     (d) the failure to vest and maintain vested in the Company an ownership interest in the Pool Receivables generated by Originator and Related Rights free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, whether existing at the time of the purchase or contribution of such Pool Receivables or at any time thereafter;

     (e) the failure of Originator to file with respect to itself, or any delay by Originator in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Receivables or purported Pool Receivables generated by Originator or Related Rights, whether at the time of any purchase or contribution or at any subsequent time;

     (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Pool Receivable or purported Pool Receivable generated by Originator (including, without limitation, a defense based on such Pool Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the goods or services related to any such Pool Receivable or the furnishing of or failure to furnish such goods or services;

     (g) any product liability claim arising out of or in connection with goods or services that are the subject of any Pool Receivable;

     (h)  any litigation, proceeding or investigation against Originator;

     (i) any tax or governmental fee or charge (other than any tax excluded pursuant to the proviso below), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase, contribution or ownership of the Pool Receivables or any Related Right connected with any such Pool Receivables; and

     (j) any failure of Originator, individually or as Servicer, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

EXCLUDING, HOWEVER, (i) Purchase and Contribution Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of a PCA Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Pool Receivables due to credit reasons to Originator (except as otherwise specifically provided under this SECTION 9.1) and (iii) any tax based upon or measured by net income or gross receipts.

     If for any reason the indemnification provided above in this SECTION 9.1 is unavailable to a PCA Indemnified Party or is insufficient to hold such PCA Indemnified Party harmless, then Originator shall contribute to the amount paid or payable by such PCA Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.


                                    ARTICLE X

                                  MISCELLANEOUS

     10.1.  AMENDMENTS, ETC.

     (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Originator, the Company, the Servicer (if other than Originator) and the Agent; PROVIDED, HOWEVER, that no material amendment of this Agreement shall be effective unless the Purchaser (or the Agent on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes to be downgraded or withdrawn.

     (b) No failure or delay on the part of the Company, Servicer, Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, Servicer, or Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     10.2. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     10.3. NO WAIVER; CUMULATIVE REMEDIES. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     10.4. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Company, Originator and its respective successors and permitted assigns. Originator may not assign its rights hereunder or any interest herein without the prior consent of the Company and the Agent which consent is hereby given with respect to the assignment by Vanstar to IBMCC of certain rights to the extent permitted by the Intercreditor Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Purchase and Contribution Termination Date on which Originator has received payment in full for all Pool Receivables and Related Rights purchased pursuant to SECTION 1.1 hereof. The rights and remedies with respect to any breach of any representation and warranty made by Originator pursuant to ARTICLE V and the indemnification and payment provisions of ARTICLE IX and SECTION 10.6 shall be continuing and shall survive any termination of this Agreement.

     10.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF PURCHASER IN THE POOL RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     10.6. COSTS, EXPENSES AND TAXES. In addition to the obligations of Originator under ARTICLE IX, Originator agrees to pay on demand:

     (a) all reasonable costs and expenses in connection with the enforcement of this Agreement and the other Transaction Documents; and

     (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each PCA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     10.7.  SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY
(a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A NONAPPEALABLE FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

     10.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     10.9. CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

     10.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     10.11. ACKNOWLEDGMENT AND AGREEMENT. By execution below, Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Purchaser pursuant to the Receivables Purchase Agreement, and Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agent and the Purchaser are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which Originator is a party.

     Section 10.12. NO PROCEEDINGS. Each of the Originator and the Company hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Note Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by any such Note Issuer is paid in full.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   VANSTAR FINANCE CO.


                                   By: /s/ John J. Dunican, Jr.
                                      --------------------------------------
                                   Name: John J. Dunican, Jr.
                                   Title: Treasurer

                                   Address:




                                   Attention:
                                             -------------------------------
                                   Telephone:
                                   Facsimile:


                                   VANSTAR CORPORATION


                                   By: /s/ John J. Dunican, Jr.
                                      --------------------------------------
                                   Name: John J. Dunican, Jr.
                                   Title: Treasurer

                                   Address:




                                   Attention:
                                             -------------------------------
                                   Telephone:
                                   Facsimile:

Acknowledged and consented by:

VANSTAR CORPORATION, as Servicer


By: /s/ John J. Dunican, Jr.
   --------------------------------
Name: John J. Dunican, Jr.
     ------------------------------
Title: Treasurer
      -----------------------------

Address:




Attention:
          -------------------------
Telephone:
Facsimile:

                                  SCHEDULE 5.13

                                OFFICE LOCATIONS

                                  SCHEDULE 5.14

                                   TRADE NAMES

                                    EXHIBIT A

                             FORM OF PURCHASE REPORT

                                    EXHIBIT B

                              FORM OF COMPANY NOTE

                                    EXHIBIT C

                     FORM OF OPINION OF ORIGINATOR'S COUNSEL

                                    EXHIBIT D

                             FORM OF ORIGINATOR NOTE

                                   DEMAND NOTE

                                                               Chicago, Illinois
                                                               ___________, 1995


     The undersigned, [NAME OF ORIGINATOR], a ____________ corporation (the "ORIGINATOR"), for value received, promises to pay to the order of Vanstar Finance Co., a Delaware corporation (the "COMPANY"), ON DEMAND, the aggregate unpaid principal amount of all loans made by the Company to the Originator (the "ORIGINATOR LOANS") together with accrued interest on such amounts from time to time outstanding hereunder at the rate provided below. Such amounts as shown in the records of the Servicer (as such term is defined in the Purchase and Contribution Agreement referred to below) will be rebuttable presumptive evidence of the principal amount owing under this Demand Note.

     The unpaid principal amount of each Originator Loan from time to time outstanding shall bear interest (which also shall be payable ON DEMAND) from (and including) the date on which such Originator Loan was made to (but excluding) the date on which such Originator Loan is paid in full (a) prior to the final payment in full and in cash of the Senior Interests (as such term is defined in the Company Note), at a variable rate PER ANNUM equal to the Discount Rate Percentage, determined as of the then most recent Payment Date, and (b) after such final payment, at a variable rate PER ANNUM equal to the Base Rate, as determined by the Servicer. Interest hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or, where appropriate, 366 days.

     This Demand Note is an Originator Note described in, and is subject to the terms and conditions set forth in, that certain Purchase and Contribution Agreement, dated as of December 20, 1996 (as the same may at any time be amended, supplemented, or otherwise modified from time to time in accordance with its terms, the "PURCHASE AND CONTRIBUTION AGREEMENT"), between the Originator, the Servicer, and the Company. Reference is hereby made to the Purchase and Contribution Agreement for a statement of certain other rights and obligations of the Company. All capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Purchase and Contribution Agreement.

     All payments of principal and interest hereunder are to be made in lawful money of the United States of America in same day funds to the account designated from time to time by the Servicer to the Company.

     In addition to and not in limitation of the foregoing, the Originator further agrees, subject to any limitation imposed by applicable law, to pay all expenses, including without limitation reasonable Attorney Costs, incurred by the holder of this Demand Note in seeking to collect any amounts payable hereunder which are not paid when due.

     No failure or delay on the part of the Company or any other holder of this Demand Note in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Originator shall entitle it to any notice or demand in similar or other circumstances. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the holder hereof and (ii) all consents required for such action under the Transaction Documents shall have been given by the appropriate Persons.

     Upon the occurrence of any Insolvency Proceeding with respect to the Originator, the principal balance hereof and all interest accrued hereon shall be immediately due and payable, without demand, presentment, protest or notice of dishonor.

     Notwithstanding anything in this Demand Note to the contrary, the Originator shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law.

     THIS DEMAND NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                                   [NAME OF ORIGINATOR]


                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------